EXHIBIT 11.6
                                                                   ------------

                     EXFO ELECTRO-OPTICAL ENGINEERING INC.
                                ("CORPORATION")

                            AUDIT COMMITTEE CHARTER


I.     PURPOSE

       The primary objective of the Audit Committee is to assist the Board in fulfilling its oversight responsibilities with respect to (a) the financial statements and other financial information provided by the Corporation to its stockholders, the public and others, (b) the Corporation's compliance with legal and regulatory requirements, (c) the independent auditors' qualifications, independence and performance, and
       (d) the performance of the Corporation's internal audit functions if any.

       Although the Audit Committee has the powers and responsibilities set forth in this Charter, the role of the Audit Committee is oversight. The members of the Audit Committee are not full-time employees of the Corporation and may or may not be accountants or auditors by profession or experts in the fields of accounting or auditing and, in any event, do not serve in such capacity. Consequently, it is not the duty of the Audit Committee to conduct audits or to determine that the Corporation's financial statements and disclosures are complete and accurate and are in accordance with generally accepted accounting principles and applicable rules and regulations. These are the responsibilities of management and the independent auditors.


II.    ORGANIZATION

       The Audit Committee shall consist of three or more directors, each of whom shall satisfy the independence, financial literacy and experience requirements of Section 10A of the Securities Exchange Act, Nasdaq and any other regulatory requirements.

       The members of the Audit Committee shall be appointed by the Board on the recommendation of the Human Resource Committee.

       The Audit Committee may form and delegate authority to subcommittees when appropriate.


III.   MEETINGS

       The Audit Committee shall meet at least four times per year on a quarterly basis, or more frequently as circumstances require. As part of its job to foster open communication, the Audit Committee shall meet at least quarterly with the independent auditors and the Legal Counsel in


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       separate  private  sessions  to  discuss  any  matters  that  the  Audit
       Committee of each of these groups believe should be discussed privately.

       The members of the Audit Committee shall select a chair who will preside at each meeting of the Audit Committee and, in consultation with the other members of the Audit Committee, shall set the frequency and length of each meeting and the agenda of items to be addressed at each upcoming meeting.

       The chair shall ensure that the agenda for each upcoming meeting of the Audit Committee is circulated to each member of the Audit Committee as well as each other director in advance of the meeting.


IV.    AUTHORITY AND RESPONSIBILITIES

       In recognition of the fact that the independent auditors are ultimately accountable to the Audit Committee, the Audit Committee shall have the sole authority and responsibility to select, evaluate and, where appropriate, replace the independent auditors (or to nominate the independent auditors for stockholder approval), and shall approve all audit engagement fees and terms and all non-audit engagements with the independent auditors. The Audit Committee shall consult with management but shall not delegate these responsibilities

       To fulfill its responsibilities, the Audit Committee shall:

            WITH RESPECT TO THE INDEPENDENT AUDITORS:

       1. Be directly responsible for the appointment, compensation and oversight of the work of the independent auditors (including resolution of disagreements between management and the independent auditors regarding financial reporting) for the purpose of preparing its audit report or related work

       2. Have the sole authority to review in advance, and grant any appropriate pre-approvals, of (a) all auditing services to be provided by the independent auditors and (b) all non-audit services to be provided by the independent auditors as permitted by Section 10A of the Securities Exchange Act, and in connection therewith to approve all fees and other terms of engagement. The Audit Committee shall also review and approve disclosures required by applicable regulatory requirements.

       3. Review on an annual basis the performance of the independent auditors including the lead audit partner.


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       4.   Ensure that the independent  auditors submit to the Audit Committee on an annual basis a written statement consistent with Independent Standards Board Standard No. 1, discuss with the independent auditors any disclosed relationships or services that may impact the objectivity and independence of the independent auditors and satisfy itself as to the independent auditors' independence.

       5. Confirm that the lead audit partner and the audit partner responsible for reviewing the audit, has not performed audit services for the Corporation for each of the five previous fiscal years, taking into account years prior to adoption of S/O Act.

       6. Review all reports required to be submitted by the independent auditors to the Audit Committee under Section 10A of the Securities Exchange Act.

       7. Review, based upon the recommendation of the independent auditors and management, the scope and plan of the work to be done by the independent auditors.

            WITH RESPECT TO THE ANNUAL FINANCIAL STATEMENTS:

       8. Review and discuss with management and the independent auditors the Corporation's annual audited financial statements, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the independent auditors' audit of the annual financial statements prior to submission to stockholders, any government body, any stock exchange or the public.

       9. Discuss with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, relating to the conduct of the audit.

       10. Recommend to the Board, if appropriate, that the Corporation's annual audited financial statements be included in the Corporation's annual report on Form 20-F or 40-F for filing with the Securities and Exchange Commission.

            WITH RESPECT TO QUARTERLY FINANCIAL STATEMENTS:

       11. Review and discuss with management the Corporation's quarterly financial statements, including disclosures made in "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the independent auditors' review of the quarterly financial statements, prior to submission to stockholders, any government body, any stock exchange or the public.


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            ANNUAL REVIEWS:

       12. Obtain and review an annual report from management relating to the accounting principles used in the preparation of the Corporation's financial statements, including those policies for which management is required to exercise discretion or judgments regarding the implementation thereof. If requested, discuss with management and the independent auditors any issues regarding accounting principles used by the Corporation.

            PERIODIC REVIEWS:

       13. Periodically review separately with each of management and the independent auditors (a) any significant disagreement between management and the independent auditors in connection with the preparation of the financial statements, (b) any difficulties encountered during the course of the audit, including any restrictions on the scope of work or access to required information and (c) management's response to each.

       14. Periodically discuss with the independent auditors, without management being present, (a) their judgments about the quality and appropriateness of the Corporation's accounting principles and
            financial   disclosure   practices  as  applied  in  its  financial
            reporting and (b) the completeness and accuracy of the Corporation's financial statements.

       15. Consider and approve, if appropriate, significant changes to the Corporation's accounting principles and financial disclosure practices as suggested by the independent auditors or management. Review with the independent auditors and management, at appropriate intervals, the extent to which any changes in accounting principles or financial disclosure practices, as approved by the Audit Committee, have been implemented.

       16. Review and discuss with management, the independent auditors and the Corporation's in-house and independent counsel, as appropriate, any legal, regulatory or compliance matters that could have a significant impact on the Corporation's financial statements, including applicable changes in accounting standards or rules.

            DISCUSSIONS WITH MANAGEMENT:

       17. Review and discuss with management the Corporation's earnings press releases, including the use of "Pro forma" or "Adjusted" non-GAAP information as well as financial information and earnings guidance provided to analysts and rating agencies. Such discussions maybe done generally (i.e., discussion of the types of information to be disclosed and the types of presentation to be made).


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       18.  Review and discuss with management all material  off-balance  sheet
            transactions,   arrangements,   obligations  (including  contingent
            obligations) and other relationships of the Corporation with unconsolidated entities or other persons, that may have a material current or future effect on financial condition, changes in financial condition, results of operations, liquidity, capital resources, capital reserves or significant components of revenues or expenses.

       19. Review and discuss with management the Company's major risk exposures and the steps management has taken to monitor, control and manage such exposures.

            WITH RESPECT TO INTERNAL CONTROLS AND DISCLOSURE CONTROLS AND
            PROCEDURES:

       20. In consultation with the independent auditors, review the adequacy to the Corporation's internal controls and disclosure controls and procedures designed to insure compliance with laws and regulations, and discuss the responsibilities, budget and staffing needs for support of internal controls and disclosure controls and procedures.

       21. Establish procedures for (a) the receipt, retention and treatment of complaints received by the Corporation regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Corporation of concerns regarding the questionable accounting or auditing matters.

       22. Review, when required by regulation, (i) the internal control report prepared by management, including management's assessment of the effectiveness of the Corporation's internal controls for financial reporting and (ii) the independent auditor's attestation, and report, on the assessment made by management.

            OTHER:

       23.  Review and approve all related-party transactions.

       24. Review and approve (a) any change or waiver in the Corporation's code of ethics for senior financial officers and (b) any disclosure regarding such change or waiver.

       25. Establish a policy addressing the Corporation's hiring of employees or former employees of the independent auditors who were engaged on the Corporation's account that provides as a minimum that the positions of CEO, CFO, Chief Accounting Officer, Controller or any person serving in an equivalent position cannot be filled by a person employed by the independent auditor and that participated in the audit of the Corporation during the preceding twelve month period.


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       26.  Review and  reassess  the  adequacy of this  Charter  annually  and recommend to the Board any changes deemed appropriate by the Audit Committee.

       27. Report regularly to the Board. Review with the full Board any issues that have arisen with respect to the quality or integrity of the Company's financial statements, the Company's compliance with legal or regulatory requirements, the performance and independence of the Company's independent auditors.

       28. Perform any other activities consistent with this Charter, the Corporation's by-laws and governing law, as the Audit Committee or the Board deems necessary or appropriate.


V.     RESOURCES

       The Audit Committee shall have the authority to retain independent legal, accounting and other consultants to advise the Audit Committee. The Audit Committee may request any officer or employee of the Corporation or the Corporation's outside counsel or independent auditors to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee.

       The Audit Committee shall determine the extent of funding necessary for payment of compensation to the independent auditors for the purpose of rendering or issuing the annual audit report and to any independent legal, accounting and other consultants retained to advise the Audit Committee.


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